UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2014

WCI Communities, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36023	27-0472098
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

24301 Walden Center Drive
Bonita Springs, Florida	34134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 947-2600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Notes and Indenture

On June 26, 2014, WCI Communities, Inc. (the “Company”), a Delaware corporation, completed an offering (the “Offering”) of $50 million in aggregate principal amount of its 6.875% Senior Notes due 2021 (the “Notes”). The Notes constitute a further issuance of the Company’s $200 million outstanding principal amount of 6.875% Senior Notes due 2021 issued on August 7, 2013 (the “Existing Notes”) under an indenture, dated August 7, 2013 (the “Original Indenture”), by and among the Company, the guarantors named therein (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated April 28, 2014 (the “First Supplemental Indenture”), by and among the Company, the Guarantors and the Trustee, and as further supplemented by a second supplemental indenture, dated June 26, 2014 (together with the Original Indenture and the First Supplemental Indenture, and as amended, modified, or supplemented from time to time in accordance with its terms, collectively, the “Indenture”), by and among the Company, the Guarantors and the Trustee. Other than with respect to the date of issuance, issue price and CUSIP number, the Notes have the same terms as the Existing Notes. Once the Notes are registered and exchanged for exchange notes, the Company expects that the Notes and the Existing Notes will share a single CUSIP number and thereafter be fungible.

The Company intends to use the net proceeds from the offering for general corporate purposes, including the acquisition and development of land and home construction.

The Notes are fully and unconditionally guaranteed on a senior unsecured basis by certain of the Company’s existing and future subsidiaries, each of which is directly or indirectly owned 100% by the Company (the “Guarantees”). The Notes and Guarantees are senior unsecured obligations of the Company and Guarantors, effectively subordinated to the Company’s and the Guarantors’ obligations under any existing or future secured indebtedness to the extent of the value of the assets securing such indebtedness, pari passu in right of payment with all of the Company’s and the Guarantors’ senior indebtedness (including the Existing Notes and the Company’s revolving credit facility), senior in right of payment to any of the Company’s and the Guarantors’ future subordinated indebtedness, if any, and will be structurally subordinated to all future indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the Notes.

The Notes will bear interest at the rate of 6.875% per year. Interest on the Notes is payable on February 15 and August 15 of each year. Interest on the Notes will accrue from February 15, 2014 and the first interest payment date will be August 15, 2014. The Notes will mature on August 15, 2021. Accrued interest on the Notes must be paid to the Company by the purchasers of the Notes for the period from February 15, 2014, the last day interest was paid on the Existing Notes, to June 26, 2014.

The Notes were offered and sold in a private transaction either to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or to persons outside the United States under Regulation S of the Securities Act.

Optional Redemption

Except as set forth below, the Company will not be entitled to redeem the Notes at its option.

On or after August 15, 2016, the Company will be entitled at its option to redeem all or a portion of the Notes at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on August 15 of the years set forth below.

Period	Redemption Price
2016	105.156%
2017	103.438%
2018	101.719%
2019 and thereafter	100.000%

At any time prior to August 15, 2016, the Company will be entitled at its option on one or more occasions to redeem the Notes (which includes additional notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of notes issued under the Indenture (which includes additional notes, if any) issued prior to such date at a redemption price (expressed as a percentage of principal amount) of 106.875%, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), with an amount not to exceed the net cash proceeds from one or more Equity Offerings (as defined in the Indenture); provided, however, that (1) at least 65% of such aggregate principal amount of notes issued under the Indenture (which includes additional notes, if any) remains outstanding immediately after the occurrence of each such redemption (with notes held, directly or indirectly, by the Company or its affiliates being deemed to be not outstanding for purposes of such calculation); and (2) notice of such redemption shall have been given within 90 days after the date of the related Equity Offering.

Prior to August 15, 2016, the Company will be entitled, at its option, to redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium (as defined in the Indenture), plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Change of Control

Upon the occurrence of any Change of Control (as defined in the Indenture), each holder will have the right to require that the Company repurchase such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase.

Asset Sale Proceeds

If the Company or certain of its subsidiaries sell certain assets, the Company generally must either invest any excess net cash proceeds from such sales in its business within a certain period of time, prepay senior secured debt or certain other debt or prepay other senior debt and offer to purchase the Notes on a pro rata basis. The purchase price of the Notes will be 100% of their principal amount, plus accrued and unpaid interest, if any.

Covenants

The Indenture contains covenants that limit, among other things, the Company’s ability and the ability of its restricted subsidiaries to:

•	incur additional indebtedness;

•	declare or pay dividends, redeem stock or make other distributions to holders of capital stock;

•	make investments;

•	create liens;

•	place restrictions on the ability of subsidiaries to pay dividends or make other payments to the Company;

•	merge or consolidate, or sell, transfer, lease or dispose of substantially all of its assets;

•	sell assets; and

•	enter into transactions with affiliates.

These covenants are subject to a number of important qualifications and limitation described in the Indenture.

The foregoing does not constitute a complete summary of the terms of the Indenture. The description of the terms of the Indenture is qualified in its entirety by reference to such agreement, which is filed herewith. The Original Indenture, which includes the form of the Notes, is filed herewith as Exhibit 4.1 and is incorporated herein by reference. The First Supplemental Indenture and Second Supplemental Indenture are filed herewith as Exhibits 4.2 and 4.3, respectively, and are incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company, the Guarantors and the initial purchaser of the Notes entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated June 26, 2014. The Registration Rights Agreement requires the Company to: (a) file an exchange offer registration statement within 90 days after the closing of the Offering with respect to an offer to exchange the unregistered Notes for new notes of the Company registered under the Securities Act having terms substantially identical, in all material respects, to those of the Notes (except for provisions relating to transfer restrictions and payments of additional interest); (b) use its commercially reasonable efforts to cause the registration statement to become effective within 150 days after the closing of the Offering; (c) as soon as reasonably practicable after the effectiveness of the exchange offer registration statement, offer the exchange notes for surrender of the Notes; and (d) keep the registered exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the registered exchange offer is sent to holders of the Notes. In addition, the Registration Rights Agreement provides that in the event that the Company cannot effect the exchange offer within the time periods described above and in certain other circumstances as described in the Registration Rights Agreement, the Company will file a “shelf registration statement” that would allow some or all of the Notes to be offered to the public in the United States. If the Company does not comply with the foregoing obligations under the Registration Rights Agreement, it will be required to pay special interest to the holders of the Notes.

The foregoing does not constitute a complete summary of the terms of the Registration Rights Agreement. The description of the terms of the Registration Rights Agreement is qualified in its entirety by reference to such agreement, which is filed herewith as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 with respect to the Indenture is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed/ Furnished Herewith

4.1	Indenture, dated as of August 7, 2013, by and among WCI Communities, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee.	8-K	001-36023	4.1	8/8/13

4.2	First Supplemental Indenture, dated as of April 28, 2014, by and among WCI Communities, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee.	10-Q	001-36023	4.1	5/6/14

4.3	Second Supplemental Indenture, dated as of June 26, 2014, by and among WCI Communities, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee.					*

4.4	Form of 6.875% Senior Notes due 2021 (included as Exhibit A to Exhibit 4.1).	8-K	001-36023	4.1	8/8/13

4.5	Form of Notation of Guarantee (included as Exhibit F to Exhibit 4.1).	8-K	001-36023	4.1	8/8/13

10.1	Registration Rights Agreement, dated as of June 26, 2014, by and among WCI Communities, Inc., the guarantors named therein and Citigroup Global Markets Inc.					*
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

/s/ Vivien N. Hastings
Vivien N. Hastings
Senior Vice President, Secretary and General Counsel

Date: June 26, 2014

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed/ Furnished Herewith

4.1	Indenture, dated as of August 7, 2013, by and among WCI Communities, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee.	8-K	001-36023	4.1	8/8/13

4.2	First Supplemental Indenture, dated as of April 28, 2014, by and among WCI Communities, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee.	10-Q	001-36023	4.1	5/6/14

4.3	Second Supplemental Indenture, dated as of June 26, 2014, by and among WCI Communities, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee.					*

4.4	Form of 6.875% Senior Notes due 2021 (included as Exhibit A to Exhibit 4.1).	8-K	001-36023	4.1	8/8/13

4.5	Form of Notation of Guarantee (included as Exhibit F to Exhibit 4.1).	8-K	001-36023	4.1	8/8/13

10.1	Registration Rights Agreement, dated as of June 26, 2014, by and among WCI Communities, Inc., the guarantors named therein and Citigroup Global Markets Inc.					*
*	Filed herewith

5